040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of	Business Number E0550542011-6
	Filing Number 20110723309-98
Secretary of State	Filed On 10/06/2011
State Of Nevada	Number of Pages 7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: OROPLATA RESOURCES, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: AMERICAN CORPORATE ENTERPRISES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 500000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) HILARIO SANTOS SOSA
Name
123 W NYE LANE, STE 129 | CARSON CITY | NV | 89706
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

JUSTEENE BLA-SEE ATTACHED — X JUSTEENE BLANKENSHIP
Name — **Incorporator Signature**
2469 E FORT UNION BLVD, S | SALT LAKE CITY | UT | 84121
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X AMERICAN CORPORATE ENTERPRISES, INC. — 10/6/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**OROPLATA RESOURCES, INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**Not Applicable**

REGISTERED AGENT NAME:	**AMERICAN CORPORATE ENTERPRISES, INC.**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Incorporators
Name: JUSTEENE BLANKENSHIP	
Address: 2469 E FORT UNION BLVD, STE 214	
City: SALT LAKE CITY	
State: UT	
Zip Code: 84121	

ARTICLES OF INCORPORATION

OF

OROPLATA RESOURCES, INC.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be: OROPLATA RESOURCES, INC.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Company shall have authority to issue is 500,000,000 shares ("Capital Stock"). The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

500,000,000 shares of common stock, $0.001 par value ("Common Stock");

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The number of directors may be changed from time to time by action of the directors of the Corporation in accordance with, and subject to the limitation on the number contained in, the By-Laws of the Corporation. The names and post office addresses of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name	Address
Hilario Santos Sosa	123 W. Nye Lane, Suite 129 Carson City, NV 89706

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name	Address
Justeene Blankenship	7069 S. Highland Dr., Suite 300 Salt Lake City, UT 84121

ARTICLE VI

REGISTERED AGENT

The name and address of the Registered Agent is as follows:

Name	Address
American Corporate Enterprise, Inc.	123 W. Nye Lane, Suite 129 Carson City, NV 89706

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 7th day of October, 2011.

/s/ Justeene Blankenship
Justeene Blankenship

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190187251-86
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/29/2019 2:33 PM
	Entity Number E0550542011-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Oroplata Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The complete Amended and Restated Articles of Incorporation of the corporation are attached hereto as Exhibit A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 64,642,772

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
AMERICAN BATTERY METALS CORPORATION
a Nevada Corporation

ARTICLE I
NAME

The name of the Corporation is *American Battery Metals Corporation* (the "Corporation")

ARTICLE II
PURPOSE

The Corporation may engage in or transact any and all lawful activities or business permitted under the laws of the United States, the State of Nevada, or any other state, county, territory or nation.

ARTICLE III
CAPITALIZATION

The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 525,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 500,000,000, with a $.001 par value per share.

The Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such voting powers, designations, preferences, limitations, restrictions, and relative rights (including, but not limited to, dividend rights, dividend rate, voting rights, conversion rights, terms of redemption and liquidation preferences, which the board of directors, in its sole discretion, may determine to be appropriate. After the subscription on price for any stock has been paid to the Corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the Corporation.

ARTICLE IV
BOARD OF DIRECTORS

The Corporation shall be governed by a board of directors consisting of one or more directors as shall be fixed by the Corporation's bylaws. The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE V
REGISTERED AGENT

The name and address in the State Nevada of the Corporation's initial agent for service of process is:

United Corporate Services, Inc.
2520 St. Rose Pkwy, Ste 319
Henderson, NV 89074

ARTICLE VI
LIMITATION ON LIABILITY

No director of officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

Each director, stockholder and officer, in consideration for his services, shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the Corporation or of any subsidiary of the Corporation, whether or not wholly owned, to the maximum extent permitted by law. The foregoing right of indemnification shall be inclusive of any other rights to which any director, stockholder or officer may be entitled as a matter of law.

ARTICLE VII
RELATED TRANSACTIONS

Except as forbidden by law or by these Amended and Restated Articles of Incorporation, no contract or other transaction between the Corporation and other corporations, in the absence of fraud, shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in a contract or transaction, or are directors or officers of any other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in such contract, act or transaction, or in any way connected with such person or person's firm or corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from this contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any director of the Corporation may vote upon any transaction with the Corporation without regard to the fact that he is also a director of such subsidiary or corporation. The Corporation specifically elects not to be governed by NRS 78.378 to 78.3793, inclusive, and by NRS 78.411 to 78.444, inclusive.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

American Battery Metals Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is completely restated as follows:

The name of the Corporation is American Battery Technology Company (the "Corporation").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.95%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.